CUSIP No. 883430308                                          Page 16 of 16 Pages


                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

          Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the Schedule 13D to which this Joint Filing Agreement is being filed as an exhibit shall be a joint statement filed on behalf of each of the undersigned.

Date:     March 22, 2001
                                         AUGUSTINE FUND, L.P.

                                         By:  AUGUSTINE CAPITAL MANAGEMENT, LLC
                                              General Partner

                                         By:  /s/ John T. Porter
                                              John T. Porter, President


                                         AUGUSTINE CAPITAL MANAGEMENT, LLC

                                         By:  /s/ John T. Porter
                                              John T. Porter, President


                                         AUGUSTINE GROUP, LLC

                                         By:  /s/ John T. Porter
                                              John T. Porter, President


By:   /s/ David R. Asplund
      David R. Asplund

By:   /s/ Thomas Duszynski
      Thomas Duszynski

By:   /s/ David M. Matteson
      David M. Matteson

By:   /s/ Brian D. Porter
      Brian D. Porter

By:   /s/ John T. Porter
      John T. Porter